Exhibit 99.1

PMFG, Inc. (Parent of Peerless Mfg. Co.) Announces the Resignation of Henry G. Schopfer as Vice President & Chief Financial Officer and the Appointment of Ronald L. McCrummen as Vice President & Chief Financial Officer

DALLAS, April 20, 2011 (GlobeNewswire via COMTEX)

PMFG, Inc. (the “Company”) (Nasdaq:PMFG) today announced the resignation of Henry G. Schopfer as the Company’s Vice President and Chief Financial Officer, effective as of April 22, 2010 and the appointment of Ronald L. McCrummen to the position of Vice President & Chief Financial Officer, effective as of April 25, 2011.

Prior to joining Peerless, Mr. McCrummen was the Senior Vice President and Chief Accounting Officer of Dean Foods, Inc. from 2004 until November 2010. While at Dean Foods, Mr. McCrummen performed various duties, including overseeing the company’s accounting, reporting and controls, financial planning, risk management and taxation departments. Mr. McCrummen also oversaw the company’s public financial reporting requirements and managed relationships with its external auditors. Prior to his tenure at Dean Foods he served as a partner of Ernst & Young, LLP in its Transaction Advisory Services Department from 2000 until 2004 in which he collaborated with corporations in evaluating potential strategic acquisition and divestitures. Mr. McCummen was previously a partner with Assurance Advisory Business Services from 1994-2000. Mr. McCrummen has over 25 years of financial, accounting and management experience. Mr. McCrummen is a certified public accountant and holds a B.S. in Business Administration and Accounting from St. Louis University.

Peter J. Burlage, Chief Executive Officer, stated, “During his tenure with the Company, Hank has made important contributions to the growth of PMFG and we truly value his hard work over the years. As he leaves to pursue new opportunities, we wish him the best of success in his future endeavors. We are pleased to have Ron McCrummen join our Company, beginning April 25. Ron brings to this position a wealth of experience and demonstrated leadership in finance and accounting. He will be instrumental to our success as we continue to focus on our strategic initiative to the markets and industries that we serve.”

About PMFG

We are a leading provider of custom engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure and petrochemical processing. Headquartered in Dallas, Texas, we market our systems and products worldwide.

The PMFG, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5676

Safe Harbor Under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results to be materially different from those expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. The risks and uncertainties that may affect the Company’s results include the growth rate of the Company’s revenue and market share; the receipt of new, and the non-termination of existing, contracts; the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment; risks associated with the Company’s acquisition of Nitram Energy, including the significant indebtedness that the Company incurred in connection with the acquisition; the Company’s ability to adapt and expand its services in such an environment; the quality of the Company’s plans and strategies; and the Company’s ability to execute such plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including the information under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of other events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PMFG, Inc.

CONTACT: PMFG, Inc.
Mr. Peter J. Burlage, Chief Executive Officer

(214) 357-6181

Fax: (214) 351-4172
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254

or

Cameron Associates
Kevin McGrath
(212) 245-4577
Kevin@cameronassoc.com